Exhibit 3.1

CERTIFICATE OF AMENDMENT
TO
RESTATED AND AMENDED CERTIFICATE OF INCORPORATION
OF
BROCADE COMMUNICATIONS SYSTEMS, INC.

Brocade Communications Systems, Inc., a Delaware corporation (the “Company”), does hereby certify that:

FIRST:  This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Company’s Restated and Amended Certificate of Incorporation (the “Certificate of Incorporation”).

SECOND:  The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and shall become effective at 6:00 p.m., Eastern Standard Time, on June 26, 2007.

THIRD:  Article IV of the Certificate of Incorporation is hereby amended by deleting Section 1 in its entirety and replacing it with the following:

“1. The Company is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Company is authorized to issue is 805,000,000 shares. The number of shares of Common Stock authorized is 800,000,000. The number of shares of Preferred Stock authorized is 5,000,000. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding), the number of shares of any series subsequent to the issue of shares of that series.

Without regard to any other provision of this Certificate of Incorporation, each one (1) share of Common Stock, either issued and outstanding or held by the Company as treasury stock, immediately prior to the time this Certificate of Amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into one-hundredth (1/100th) of a fully-paid and nonassessable share of Common Stock, without increasing or decreasing the amount of stated capital or paid-in surplus of the Company, provided that no fractional shares shall be issued to any holder of fewer than one hundred (100) shares of Common Stock immediately prior to the time this Certificate of Amendment becomes effective, and that instead of issuing such fractional shares, the Company shall pay in cash the fair value of such fractions of a share as of the time when this Certificate of Amendment becomes effective.”

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this 21st day of June, 2007.

By:	/s/ Richard Deranleau Name: Richard Deranleau Title: VP, Finance and Chief Financial Officer

CERTIFICATE OF AMENDMENT
TO
RESTATED AND AMENDED CERTIFICATE OF INCORPORATION
OF
BROCADE COMMUNICATIONS SYSTEMS, INC.

Brocade Communications Systems, Inc., a Delaware corporation (the “Company”), does hereby certify that:

FIRST:  This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Company’s Restated and Amended Certificate of Incorporation (the “Certificate of Incorporation”).

SECOND:  The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and shall become effective at 6:01 p.m., Eastern Standard Time, on June 26, 2007.

THIRD:  Article IV of the Certificate of Incorporation is hereby amended by deleting Section 1 in its entirety and replacing it with the following:

“1. The Company is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Company is authorized to issue is 805,000,000 shares. The number of shares of Common Stock authorized is 800,000,000. The number of shares of Preferred Stock authorized is 5,000,000. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding), the number of shares of any series subsequent to the issue of shares of that series.

Without regard to any other provision of this Certificate of Incorporation, each one (1) share of Common Stock (as defined below), either issued and outstanding or held by the Company as treasury stock (and including each fractional share in excess of one (1) share held by any stockholder and each fractional interest in excess of one (1) share held by the Company or its agent pending disposition on behalf of those entitled thereto), immediately prior to the time this Certificate of Amendment becomes effective shall be and are hereby automatically reclassified and changed (without any further act) into one hundred (100) fully-paid and nonassessable shares of Common Stock (or, with respect to such fractional shares and interests, such lesser number of shares and fractional shares as may be applicable based upon such 100 -1 ratio), without increasing or decreasing the amount of stated capital or paid-in surplus of the Company, provided that no fractional shares shall be issued.”

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this 21st day of June, 2007.

By:	/s/ Richard Deranleau Name: Richard Deranleau Title: VP, Finance and Chief Financial Officer